UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2022, Evofem Biosciences, Inc., (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with the holder (the “Stockholder”) of its Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), pursuant to which the Stockholder agreed to exchange (the “Exchange”) 1,700 shares of the Series B-2 Preferred Stock beneficially owned by the Stockholder in consideration for 1,700 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”).

In connection with the Exchange and in accordance with the Exchange Agreement, the Company plans to request that its shareholders consider an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 (the “Common Stock”) by a ratio to be determined by the Board of Directors of the Company, the implementation and timing of which shall be subject to the discretion of the Company’s Board of Directors (the “Reverse Split Proposal”) at its annual meeting.

Pursuant to the Exchange Agreement, the Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating the rights, preferences and limitations of the shares of Series C Preferred Stock. The Certificate of Designation provides, in particular, that the Series C Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, and that each share of Series C Preferred Stock will have the right to cast 50,000 votes per share of Series C Preferred Stock on the Reverse Split Proposal, voting together with the Common Stock as a single class; and, in accordance with Nasdaq Stock Market LLC Listing Rules, the votes cast by holders of the Series C Preferred Stock must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Split Proposal.

Except with respect to these voting provisions, the shares of Series C Preferred Stock and shares of Series B-2 Preferred Stock have substantially similar terms. Each share of Series C Preferred Stock is convertible (subject to a customary 19.99% exchange cap limitation and a customary 4.99%/9.99% beneficial ownership limitation), at the holder’s option, into shares of the Company’s common stock at a conversion ratio equal (i) $1,000.00 (the “Stated Value”) divided by (ii) a conversion price equal to the greater of (a) the Series C Fixed Conversion Price and (b) the Series C Variable Conversion Price. The “Series C Fixed Conversion Price” means $0.34191, the then current Fixed Conversion Price for shares of Series B-2 Preferred Stock. The “Series C Variable Conversion Price” means the price computed as the product of (X) 0.85, multiplied by (Y) the arithmetic average of the closing prices as reported by the Nasdaq Capital Market per share of common stock during the 5 consecutive trading-day period ending on and including the trading day immediately preceding the conversion date. These conversion ratios are subject to adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificates of Designation. Each holder of shares of Series C Preferred Stock is entitled to receive dividends on a pari passu basis, when and if declared, on an as-converted-basis with the holders of shares of the Company’s common stock, and each share of Series C Preferred Stock carries a liquidation preference, on a pari passu basis, equal to the Stated Value for any voluntary or involuntary liquidation or winding up of the Company as well as for certain deemed liquidation events described in the Certificates of Designation.

Commencing on October 12, 2025 and unless prohibited by Delaware law, the Company will be required to redeem the issued and outstanding shares of Series C Preferred Stock within 60 days following the request of the holders of a majority of the then issued and outstanding shares of Series C Preferred Stock at a price per share equal to the Stated Value. If Delaware law then prohibits the Company from completing a redemption of all the then outstanding shares of Series C Preferred Stock, the Company will be required to ratably redeem the maximum number of shares of Series C Preferred Stock on a pro rata basis as permitted by Delaware law.

There is no established trading market for the Series C Preferred Stock, and the Company does not intend to list the Series C Preferred Stock on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Series C Preferred Stock may be extremely limited.
The foregoing summaries of the Exchange Agreement and the Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K (the “Report”), which are incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being filed herewith:

Exhibit No.	Document
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
10.1*	Form of Exchange Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 24, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer